Exhibit 99.1

HCP and HCR ManorCare Amend and Extend Master Lease

IRVINE, CA – March 30, 2015 - HCP (NYSE:HCP) and HCR ManorCare, Inc. (“HCRMC”) have agreed to amend their Master Lease (the “Amended Master Lease”) encompassing a portfolio of 333 post-acute, skilled nursing and assisted living facilities owned by HCP.

Amended Master Lease Highlights

Commencing April 1, 2015, HCP will provide an annual net rent reduction of $68 million, which equates to initial lease year rent of $473 million, compared to $541 million that would have commenced April 1, 2015 prior to the amendment.  The contractual rent will increase by 3.0% annually during the initial term.  In exchange, HCP will receive the following consideration:

•                 Fee ownership in nine new post-acute facilities valued at $275 million with a median age of four years, currently owned and operated by HCRMC.  The ownership transfer to HCP is expected to be completed within the next 12 months, subject to customary licensing and regulatory approvals.  Commencing April 1, 2015, HCP will begin to receive the allocated annual rent on the nine facilities totaling $19 million (included in the amended initial lease year rent of $473 million above).  In the event ownership does not transfer for any of the nine facilities, HCP will retain a lease receivable of equal value, earning an equivalent initial cash lease yield of 6.9%, increased annually by 3.0% under the Amended Master Lease;

•                 A second lease receivable with an initial amount of $250 million, payable by HCRMC upon the earlier of: (i) end of the initial term of the first renewal pool under the Amended Master Lease, or (ii) certain capital or liquidity events of HCRMC, including an IPO or sale.  The $250 million lease receivable amount will increase each year as follows:  3% in April 2016 through 2018, 4% in 2019, 5% in 2020 and 6% in 2021 until the end of the initial lease term; and

•                 Extension of the initial lease term by five years, to an average of 16 years.

Other than as described above, the Amended Master Lease possesses substantially the same terms and conditions as those prior to the amendment.  HCP has posted supplemental information relating to the Amended Master Lease on the Investor Relations section of its website at www.hcpi.com.

Update on Sale of 50 Non-Strategic Assets

HCP and HCRMC continue to advance their efforts on the previously disclosed marketing of up to 50 non-strategic facilities.  The asset sales are expected to be completed in late 2015 to early 2016, and generate net proceeds between $250 and $350 million.  Based on the previously announced 7.75% yield on sale proceeds to HCP, this will result in an annual rent reduction under the Amended Master Lease between $19 and $27 million after completion.

Combined, the lease amendment and asset sale transactions are expected to result in the following benefits for HCP:

•                  HCRMC corporate fixed charge coverage is projected to increase to 1.28x – 1.30x, and facility-level rent coverage is projected to improve to 0.98x – 1.00x, each on a pro forma, full-year run rate basis, thus strengthening HCP’s future growing rental stream;

•                  Reduced tenant concentration in HCRMC from 29% to projected 25% of our annualized portfolio income on a pro forma, full-year run rate basis; and

•                  HCRMC’s cash flows must be retained or reinvested to advance its growth plans until HCP’s lease receivable is fully repaid.  And HCP participates, via its 9.4% equity interest, in the projected increase in cash flows and value of HCRMC OpCo over time.

“We appreciate our strong relationship with and continued support from HCP.  This pivotal transaction will immediately improve our financial flexibility and allow us to continue to grow the HCR ManorCare franchise,” said Paul Ormond, Chairman, President and CEO of HCRMC.  “HCP is an experienced capital partner that understands the challenges faced by our industry in the current environment.”

“The lease amendment directly addresses concerns regarding low coverage ratios on our HCR ManorCare lease, and we believe that the benefits HCP receives represent a fair trade for our shareholders,” said Lauralee Martin, President and CEO of HCP.  “This amendment not only results in improved lease coverage, but positions HCR for growth by ensuring that adequate capital is available to advance their strategic business initiatives including continued investment in our real estate portfolio.”

Non-Cash Impairment Charge

HCP will record a non-cash impairment charge estimated to be approximately $481 million, or $1.03 per diluted share, related to our direct financing lease (“DFL”) investments with HCRMC.  HCP acquired the HCRMC real estate portfolio in April 2011 for a purchase price of $6.1 billion.  The non-cash charge will reduce the current carrying value of the HCRMC DFL investments from $6.6 billion to $6.1 billion, based on the present value of the future lease payments under the Amended Master Lease.

Updated Full Year 2015 Guidance

HCP is updating its full year 2015 guidance solely to reflect the impact from the Amended Master Lease described herein and the non-cash impairment charge above.  The guidance does not reflect the previously announced acquisition of 35 private pay senior housing communities from Chartwell Retirement Residences for $849 million or other unannounced investments or dispositions, and is as follows:  HCP expects Funds From Operations (“FFO”) applicable to common shares to range between $2.02 and $2.08 per diluted share; FFO as adjusted applicable to common shares to range between $3.06 and $3.12 per diluted share; Funds Available for Distribution (“FAD”) applicable to common shares to range between $2.63 and $2.69 per diluted share; and net income applicable to common shares to range between $0.87 and $0.93 per diluted share.  Full year 2015 FFO and net income per share amounts reflect the estimated non-cash impairment charge of $1.03 per diluted share above.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that HCP believes are useful in evaluating the operating performance of real estate investment trusts.  A reconciliation of these non-GAAP financial measures to GAAP earnings per diluted share is included below.

Additional Information

HCP has posted supplemental information relating to the Amended Master Lease on the Investor Relations section of its website at www.hcpi.com.  This supplemental information will also be furnished by HCP in a Form 8-K to be filed with the SEC on March 30, 2015.  The contents of HCP’s website (including the supplemental information referred to herein) are not, and shall not be deemed to be, part of this press release or any other report or document that HCP files with the SEC.

About HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States.  HCP’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospital.  A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 30 consecutive years; (iii) is the only REIT included in the S&P 500 Dividend Aristocrats index; and (iv) is a global leader in sustainability as a member of the CDP, Dow Jones and FTSE4Good sustainability leadership indices, as well as the GRESB Global Healthcare Sector Leader.  For more information regarding HCP, visit HCP’s website at www.hcpi.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include, among other things, statements regarding FFO, FAD, income, lease coverage, fixed charge coverage and other financial projections and assumptions; future business strategies; expectations regarding the benefits of the Amended Master Lease; and anticipated outcomes relating to the Amended Master Lease, the potential benefits of HCP’s relationship with HCRMC and the anticipated benefit from the sale of non-strategic assets, including the amount of estimated sale proceeds.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of HCP’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: the risk that HCP may not be able to achieve the benefits of the Amended Master Lease or the sale of the non-strategic assets described above within expected time-frames or at all; risks relating to HCP’s ability to fully evaluate HCRMC’s ability to meet its contractual obligations under the Amended Master Lease; any financial, legal, regulatory or reputational difficulties that HCRMC may experience; the risk that HCRMC’s financial performance will continue to decline; the risk that licensing and regulatory approvals required for the transfer of facilities under the Amended Master Lease are not obtained or are obtained subject to unanticipated conditions; HCP’s reliance on a concentration of a small number of tenants and operators, including HCRMC, for a significant portion of its revenues; the financial weakness of tenants and operators, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding HCP’s ability to continue to realize the full benefit of such tenants’ and/or operators’ leases, including with respect to HCRMC; the ability of HCP’s tenants and operators, including HCRMC, to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to HCP and HCP’s ability to recover investments made, if applicable, in their operations; HCP’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or HCP exercises its right to replace an existing tenant or operator upon default; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect HCP’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators, including HCRMC; and other risks and uncertainties described from time to time in HCP’s Securities and Exchange Commission filings, including its 2014 Annual Report on Form 10-K and quarterly reports on Form 10-Q. HCP assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. These statements should not be relied upon as representing HCP’s views as of any date subsequent to the date of this release.

Contact

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

(949) 407-0400

HCP, Inc.

Projected Future Operations (1)

(Unaudited)

	Full Year 2015
	Low	High

Diluted earnings per common share	$0.87	$0.93
Real estate depreciation and amortization	1.04	1.04
Other depreciation and amortization	0.05	0.05
Gain on sales of real estate	(0.01)	(0.01)
Joint venture FFO adjustments	0.07	0.07
Diluted FFO per common share	$2.02	$2.08
Impairment(2)	1.03	1.03
Transaction-related items	0.01	0.01
Diluted FFO as adjusted per common share	$3.06	$3.12
Amortization of net market lease intangibles and deferred revenues	(0.01)	(0.01)
Amortization of deferred compensation	0.05	0.05
Amortization of deferred financing costs, net	0.04	0.04
Straight-line rents	(0.06)	(0.06)
DFL accretion(3)	(0.18)	(0.18)
Other depreciation and amortization	(0.05)	(0.05)
Leasing costs and tenant and capital improvements	(0.18)	(0.18)
Lease restructure payments	0.05	0.05
Joint venture adjustments – CCRC entrance fees	0.06	0.06
Joint venture and other FAD adjustments(3)	(0.15)	(0.15)
Diluted FAD per common share	$2.63	$2.69

__________________________________________________

(1)          Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release.  Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, dispositions, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that our actual results will not differ materially from the estimates set forth above.  The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of the date of this press release.  Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)          As described in this release, we will record a non-cash impairment charge related to our DFL investments with HCRMC.

(3)          Our ownership interest in HCRMC is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCRMC.  Further, our share of earnings from HCRMC (equity income) increases for the corresponding elimination of related lease expense recognized at the HCRMC entity level, which we present as a non-cash joint venture FAD adjustment.

We believe Funds From Operations (“FFO”) is an important supplemental measure of operating performance for a REIT.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative.  The term FFO was developed by the REIT industry to address this issue.  FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from sales of property, impairments of, or related to, depreciable real estate, plus real estate, direct financing lease (“DFL”) and other depreciation and amortization, and after adjustments for joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  FFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.  We compute FFO in accordance with the current NAREIT definition; however, other REITs may report FFO differently or have a different interpretation of the current NAREIT definition from ours.  FFO as adjusted represents FFO before the impact of impairments (recoveries) of non-depreciable assets, transaction-related items (defined below) and severance-related charges.  Transaction-related items include acquisition and pursuit costs (e.g., due diligence and closing) and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities.  Management believes that FFO as adjusted provides a meaningful supplemental measurement of our FFO run-rate.  This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP) or NAREIT FFO.

Funds Available for Distribution (“FAD”) is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs and lease incentive amortization (reduction of straight-line rents); and (vi) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD: (i) is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements; and (ii) includes lease restructure payments and adjustments to compute our share of FAD from our unconsolidated joint ventures and those related to CCRC non-refundable entrance fees.  Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs.  Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT.  FAD does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs, and should not be considered as an alternative to net income determined in accordance with GAAP.